Exhibit 99.1

Callaway Golf Company Prices $225 Million Convertible Senior Notes Offering

CARLSBAD, Calif., April 30, 2020 /PRNewswire/—Callaway Golf Company (NYSE: ELY) announced today the pricing of its offering of $225,000,000 aggregate principal amount of 2.75% convertible senior notes due 2026 (the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering size was increased from the previously announced offering size of $200,000,000 aggregate principal amount of notes. The issuance and sale of the notes is scheduled to settle on May 4, 2020, subject to customary closing conditions. Callaway also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date notes are first issued, up to an additional $33,750,000 principal amount of notes.

The notes will be senior, unsecured obligations of Callaway and will accrue interest at a rate of 2.75% per annum, payable semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2020. The notes will mature on May 1, 2026, unless earlier repurchased, redeemed or converted. Before February 1, 2026, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after February 1, 2026, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. Callaway will settle conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at Callaway’s election. The initial conversion rate is 56.7698 shares of Callaway’s common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $17.61 per share of Callaway’s common stock. The initial conversion price represents a premium of approximately 30% over the last reported sale of $13.55 per share of Callaway’s common stock on April 29, 2020. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

The notes will not be redeemable at Callaway’s election before May 6, 2023. The notes will be redeemable, in whole or in part, for cash at Callaway’s option at any time, and from time to time, on or after May 6, 2023 and on or before the 40th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Callaway’s common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If a “fundamental change” (as defined in the indenture for the notes) occurs, then, subject to a limited exception, noteholders may require Callaway to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

Callaway estimates that the net proceeds from the offering will be approximately $217.3 million (or approximately $250.0 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discounts and commissions and Callaway’s estimated offering expenses related to the offering. Callaway intends to use a portion of the net proceeds from the offering to pay the cost of the capped call transactions described below, and the remainder for working capital and other general corporate purposes. If the initial purchasers exercise their option to purchase additional notes, then Callaway intends to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions as described below and the remainder for working capital and other general corporate purposes. These activities may affect the trading price of Callaway’s common stock and the initial conversion price of the notes.

In connection with the pricing of the notes, Callaway entered into privately negotiated capped call transactions with one or more dealers, which included certain initial purchasers or their affiliates and/or one or more financial institutions (the “option counterparties”). The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of Callaway’s common stock underlying the notes. If the initial purchasers exercise their option to purchase additional notes, Callaway expects to enter into additional capped call transactions with the option counterparties.

The cap price of the capped call transactions will initially be $27.10 per share, which represents a premium of 100% over the last reported sale price of Callaway’s common stock of $13.55 per share on April 29, 2020, and is subject to certain adjustments under the terms of the capped call transactions.

The capped call transactions are expected generally to reduce the potential dilution to Callaway’s common stock upon any conversion of the notes and/or offset any potential cash payments Callaway is required to make in excess of the principal amount of converted notes, as the case may be, upon conversion of the notes. If, however, the market price per share of Callaway’s common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to Callaway’s common stock and/or purchase shares of Callaway’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Callaway’s common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Callaway’s common stock and/or purchasing or selling Callaway’s common stock or other securities in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes). This activity could also cause or avoid an increase or decrease in the market price of Callaway’s common stock or the notes, which could affect the ability of noteholders to convert the notes, and, to the extent the activity occurs following conversion or during any observation period related to a conversion of notes, it could affect the number of shares of Callaway common stock and value of the consideration that noteholders will receive upon conversion of the notes.

The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares of common stock cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares of common stock, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Callaway Golf Company

Callaway Golf Company (NYSE: ELY) is a premium golf equipment and active lifestyle company with a portfolio of global brands, including Callaway Golf, Odyssey, OGIO, TravisMathew and Jack Wolfskin. Callaway manufactures and sells premium golf clubs, golf balls, golf and lifestyle bags, golf and lifestyle apparel and other accessories.

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, performance, prospects or growth and scale opportunities, including statements relating to the completion of the offering, the expected amount and intended use of the net proceeds and the effects of entering into the capped call transactions described above, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “estimate,” “could,” “should,” “intend,” “may,” “plan,” “seek,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various risks and unknowns, including market conditions, the satisfaction of the closing conditions related to the offering and the risks and uncertainties relating to Callaway’s business, including those related to the COVID-19 pandemic, which may cause disruptions to business operations, production delays, closures of manufacturing facilities, retail locations, warehouses and supply and distribution chains and related decreases in customer demand and spending, and the other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and Forms 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Callaway may not consummate the offering described in this press release and, if the offering is consummated, cannot provide any assurances regarding the final terms of the offer or the notes or its ability to effectively apply the net proceeds as described above. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Callaway undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contacts:	Brian Lynch
Patrick Burke
(760) 931-1771